                                                                    Exhibit 10.4

                              LIQUIDITY AGREEMENT

THIS AGREEMENT (the "AGREEMENT") is made as of August 22, 2005 between Infogrames Entertainment SA, a societe anonyme organized under the Laws of France ("IESA") and Atari, Inc., a Delaware corporation ("ATARI" and, collectively with IESA, the "PARTIES").

WHEREAS, reference is made to that certain Asset Purchase Agreement, of even date herewith, between Atari and Humongous, Inc., a Delaware corporation (the "ASSET PURCHASE AGREEMENT"), which provides, among other things, for the purchase by Humongous, Inc. ("HUMONGOUS") from Atari, of the Humongous IP and other Purchased Assets (each as defined in the Asset Purchase Agreement) (the Humongous IP and the other Purchased Assets being the "PURCHASED ASSETS"), and Atari's agreement to make certain payments and provide certain services post-closing related to the business being acquired by Humonogous, the cost or value of which will total $1,985,598 (the "POST-CLOSING COSTS") in exchange for 90 shares of common stock of Humongus and the assumption of some obligations by Humongous;

WHEREAS, reference is made to that certain Traite D'Apport de Titres de
Capital, of even date herewith (the "STOCK CONTRIBUTION AGREEMENT"), between IESA and Atari, which provides, among other things, for the issuance of certain shares of capital stock by IESA, referred to in the Stock Contribution Agreement as les Actions Nouvelles (the "NEW SHARES"), to Atari in exchange for 90 shares of common stock of Humongous;

WHEREAS, when the Purchased Assets are transferred to Humongous in accordance with the Asset Purchase Agreement, they will be subject to liens (the "LIENS") in favor of HSBC Business Credit (USA) Inc. ("HSBC"), but HSBC has agreed that at such time as Atari has received $7,000,000, in cash, from the sale of the New Shares or otherwise in connection with the sale of Humongous to IESA or the sale of the Purchased Assets to Humongous, all the Liens on the Purchased Assets will terminate;

WHEREAS, it is the intention of the Parties that Atari have the ability and right to monetize a certain portion of the New Shares beginning on or about August 31, 2005, as further described in this Agreement;

WHEREAS, it is the further intention of the Parties that, through the sale of the New Shares or otherwise as described herein, Atari shall receive a total of at least $7,000,000 in cash of that amount no later than the Due Date (as defined below) and that, in addition, Atari will receive cash equal to the Post Closing Costs no later than the dates they become due and payable.

WHEREAS, Atari and IESA shall cooperate during the period commencing on the Effective Date (defined below) and ending on December 31, 2005 (the "LIQUIDITY PERIOD") in connection with arranging the sale of some or all of the New Shares, as further described in this Agreement; and

                                                                        Page -1-

NOW, THEREFORE, in consideration of the mutual promises and premises hereof, and for other good and valuable consideration, the receipt and sufficiency of which the Parties do hereby acknowledge, the Parties hereby agree as follows:

      1. Atari and IESA shall cooperate, during the Liquidity Period, for purposes of arranging the sale, without any commission to IESA, of some or all of the New Shares via one or more block trades or in another manner that constitutes an Offshore Transaction as that term is defined in Rule 902 under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT") with regard to transactions that are subject to Rule 903 under the Securities Act.

      2. Given its knowledge of the French Paris market, IESA through its stock market brokers shall use commercially reasonable efforts to identify buyers willing to purchase from Atari some or all of the New Shares for a fair market price. All sales of the New Shares shall comply with Rules 902 and 903 under the Securities Act.

      3. Upon settlement of any sell transactions for the New Shares, the proceeds of the sale net of brokers' fees (the "NEW SHARE PROCEEDS") shall be remitted in immediately available funds to an account of Atari (the "ATARI ACCOUNT.")

      4. To the extent, if any, that the New Share Proceeds received by Atari as of September 6,2005 (the "DUE DATE"), do not reach Seven Million United States Dollars ($7,000,000,00)(such difference to be referred to herein as the "SHORTFALL AMOUNT"), IESA (i) shall cause a sufficient number of additional New Shares to be purchased from Atari, and/or (ii) shall transmit the sum equal to the Shortfall Amount to Atari on the Due date by wire transfer to the Atari Account of immediately available funds, so that the Shortfall Amount is paid to Atari no later than the close of business on the Due Date (such a purchase of additional New Shares and/or payment is referred to herein as a "SHORTFALL COVER PAYMENT").

      5. In addition to the $7,000,000 mentioned above, the cumulative New Share Proceeds shall be applied by Atari to pay for the Post-Closing Costs. To the extent, if any, that at the time any Post-Closing Costs become due and payable, the New Share Proceeds plus any Shortfall Cover Payment and any Cost Cover Payments that Atari has received are in total less than (a) $7,000,000 plus (b) all the Post-Closing Costs Atari has previously incurred, plus (c) the Post-Closing Costs that are currently being incurred (such difference to be referred to herein as a "COST SHORTFALL AMOUNT"), IESA shall cause a sufficient number of additional New Shares to be purchased from Atari, and/or (ii) shall transmit the sum equal to the Cost Shortfall Amount to Atari, at or prior to the time the Post-Closing Costs become due and payable, so that the Cost Shortfall Amount is paid to Atari no later than the time the Post-Closing Costs become due and payable (each such a purchase of additional New Shares and/or payment is referred to herein as a "COST COVER PAYMENT"). The obligations of IESA under this Article 5 will under no circumstances exceed $1,985,598.

      6. In the event IESA makes a Shortfall Cover Payment or a Cost Cover Payment, IESA shall have the right, throughout the remainder of the Liquidity Period, to recoup the Shortfall Cover Payment and any Cost Cover Payments from any New Share Proceeds and, to that effect, any New Share Proceeds received thereafter shall be

                                                                        Page -2-
      automatically wired by Atari to IESA up to the total amount of the Shortfall Cover Payment and all previously unrecouped Cost Cover Payments. To the extent the additional New Share Proceeds during the Liquidity Period do not enable IESA to recoup the Shortfall Cover Payment and all Cost Cover Payments, IESA will bear the deficiency.

7. When Atari has received a total of $7,000,000 under paragraphs 3 and 4, Atari will immediately (a) notify HSBC that Atari has received $7,000,000, in cash, from the sale of the New Shares or otherwise in connection with the sale of Humongous to IESA, and therefore all the Liens on the Purchased Assets have terminated and (b) will request that HSBC deliver all documents that are reasonably necessary or appropriate to evidence the termination of those Liens.

8. The Parties shall execute, acknowledge and deliver such other instruments or documents as may be reasonably necessary or appropriate to carry out the transactions contemplated by this Agreement. Specifically, at any time, from time to time following the Effective Date, at the request of IESA, Atari shall execute and deliver such instruments of sale, transfer, conveyance and assignment as required in order to facilitate and effectuate the sale of the New Shares and the delivery of the New Share Proceeds to Atari's bank account. Each Party will comply with the other Party's reasonable requests to assist the requesting Party in its efforts to effect the registration and sale of the New Shares as contemplated herein. Any and all fees and expenses associated with the sale of the New Shares shall be deducted from the New Shares Proceeds.

9. This Agreement shall take effect upon the admission of the New Shares to listing on Euronext - Paris Bourse (the "Effective Date").

10. This Agreement will not affect the rights or obligations of the parties under a letter dated August 9, 2005. from IESA to Atari relating, among other things, to IESA's purchase of Humongous.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INFOGRAMES ENTERTAINMENT, SA             ATARI, INC.
("IESA")                                ("Atari")

By: /s/ Frederic Monnereau              By: /s/ Jeffrey B. Kempler
    ----------------------                  ---------------------
Name: Frederic Monnereau                Name: Jeffrey B. Kempler
Its: General Counsel                    Senior Vice President, Business and
                                        Legal Affairs
                                        Atari,Inc.

                                                                        Page -3-